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                                                                     Exhibit 1.1


                        INFINITY BROADCASTING CORPORATION

                            (a Delaware corporation)

                   114,750,000 Shares of Class A Common Stock

                           (Par Value $0.01 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                                  December ,1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
  as U.S. Representative of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

         Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "U.S. Representative"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock" and, together with the Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock"), the "Common Stock") set forth in said Schedule A, aggregating 114,750,000 shares of Class A Common Stock (the "Initial U.S. Securities") and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 17,212,500 additional shares of Class A Common Stock to cover over-allotments, if any. The Initial U.S. Securities to be purchased by the U.S. Underwriters and all or any part of the
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additional 17,212,500 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".


         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 20,250,000 shares of Class A Common Stock (collectively, the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International is acting as the lead manager (in such capacity, the "Lead Manager") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 3,037,500 additional shares of Class A Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called, collectively, the "International Securities". It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

         The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representative deems advisable after this Agreement has been executed and delivered.

         The Company and the U.S. Underwriters agree that up to 5% of the aggregate number of shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for offering and sale by the Underwriters to certain eligible directors, officers and employees of the Company and CBS Corporation and other persons associated with the Company or with any director, officer or employee of the Company (collectively, the "Eligible Reserved Share Participants"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The Reserved Securities will be sold to the Eligible Reserved Share Participants by the U.S. Underwriters pursuant to this Agreement at the initial public offering price set forth
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on Schedule B hereto. To the extent that such Reserved Securities are not orally confirmed for purchase (assuming reasonable efforts to contact such persons by the U.S. Underwriters in accordance with the procedures set forth in the prospectus wrapper material circulated to Eligible Reserved Share Participants in connection with the sale of the Reserved Securities) by such Eligible
Reserved Share Participants by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-63727) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information set forth under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is referred to herein as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated November 12, 1998 (the "U.S. Preliminary Prospectus"), and the preliminary International Prospectus dated November 12, 1998 (the "International Preliminary Prospectus"), respectively, each together with the applicable Term
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Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                           (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                           At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not
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         be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement or the U.S. Prospectus.

                           The U.S. Preliminary Prospectus and the International Preliminary Prospectus filed as part of the Registration Statement and each preliminary prospectus and the prospectuses filed as part of any subsequent amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           The Company has filed a registration statement pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), to register the Class A Common Stock, and such registration statement has become effective.

                           (ii) Independent Accountants. The accountants who certified (A) the combined financial statements of the Company and its consolidated subsidiaries and supporting schedule, (B) the financial statements of CBS Radio, Inc. (formerly American Radio Systems Corporation) ("CBS Radio") and its consolidated subsidiaries and (C) the financial statements of Old Infinity (as defined in the Registration Statement) and its consolidated subsidiaries, in each case included in the Registration Statement are, in each case, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iii) Financial Statements. The combined financial statements of the Company included in the Registration Statement and the Prospectuses, together with the related schedule and notes (but not including the information set forth in the Prospectuses under the captions "Prospectus Summary-Summary Combined and Pro Forma Financial Data", "Capitalization" and "Selected Combined and Pro Forma Financial Data"), present fairly in all material respects the financial position of the Company, its consolidated subsidiaries and the predecessor entities to the Company at the dates indicated and the statements of earnings, changes in stockholders' equity (deficiency) and cash flows of the Company, its consolidated subsidiaries and the predecessor entities to the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements of CBS Radio included in the Registration Statement and the Prospectuses, together with the related
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         notes, present fairly in all material respects the financial position of CBS Radio and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of CBS Radio and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The financial statements of Old Infinity included in the Registration Statement and the Prospectuses, together with the related notes, present fairly in all material respects the financial position of Old Infinity and its consolidated subsidiaries at the dates indicated and the statements of earnings, changes in stockholders' equity and cash flows of Old Infinity and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedule included in the Registration Statement presents fairly in all material respects in conformity with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                           (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or good standing is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect and except for jurisdictions not recognizing the legal concepts of good standing or qualification.

                           (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation and, in jurisdictions where the legal concept exists, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or good standing is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect and except for jurisdictions not recognizing the legal concepts of good standing or qualification; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its subsidiaries (except for directors' qualifying shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.


                           (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for the conversion of all the outstanding shares of common stock, par value $1.00, of the Company, into 700,000,000 shares of Class B Common Stock or subsequent issuances, if any, pursuant to this Agreement, or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. At the Closing Time, the Company's Restated Certificate of Incorporation will be effective.


                           (viii) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                           (ix) Authorization and Description of Securities. Assuming the Restated Certificate of Incorporation of the Company has become effective, the U.S. Securities and the International Securities to be purchased by the U.S. Underwriters and the International

         Managers, respectively, from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and in the International Purchase Agreement, respectively, against payment of the consideration set forth herein and in the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; assuming the Restated Certificate of Incorporation of the Company has become effective, the Common Stock conforms to all statements relating thereto contained in the Prospectuses under the heading "Description of Capital Stock" and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                           (x) Absence of Defaults and Conflicts. (A) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and (B) the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the Reorganization (as defined in note (1) to the Company's combined financial statements included in the Prospectuses)), the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action of the Company and do not and assuming application of the proceeds from the sale of the Securities by the Company as described in the Prospectuses under the caption "Use of Proceeds" will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                           (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which may reasonably be expected to result in a Material Adverse Effect.

                           (xii) Absence of Proceedings. Except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (including, but not limited to, the Federal Communications Commission (the "FCC")) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, or which is reasonably expected to result in a Material Adverse Effect, or which is reasonably expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, considered in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                           (xiii) Intercompany Agreements. Each of the
         Intercompany Agreement and the Tax Sharing Agreement (each as defined in the Prospectuses) has been duly authorized, executed and delivered by the Company and constitutes the binding agreement of the Company, and is enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and except that any rights to indemnify and contribution may be limited by Federal and state securities laws and public policy considerations.

                           (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                           (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale by the Company of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws or by the rules and regulations of the NASD, (B) such as have been already obtained or may be required under the Communications Act of 1934, as amended, (C) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered and (D) the filing prior to the Closing Time of the Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware.

                           (xvi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies (including, without limitation, the FCC) necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, for the maximum term customarily issued, with no material conditions, restrictions or qualifications except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect or the restrictions would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from the FCC of the initiation of proceedings other than release of public notices of filings with the FCC by interested parties relating to the revocation, modification, non-renewal or suspension of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (xvii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Prospectuses or (B) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectuses, are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

                           (xviii) Tax Returns and Payment of Taxes. The Company and its Subsidiaries have timely filed all Federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities. The Company is not a "United States real property holding corporation" within the meaning of
         Section 897(c)(3) of the Internal Revenue Code of 1986, as amended.

                           (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xx) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except where the failure to renew or maintain such coverage is not reasonably expected to result in a Material Adverse Effect.

                           (xxi) Registration Rights. Except pursuant to the Intercompany Agreement described under the caption "Relationship between the Company and CBS -- Intercompany Agreement-Registration Rights" in the Prospectuses, no person has registration rights or other similar rights to have any securities of the Company registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           (xxii) No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Global Coordinator, the U.S. Representative or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 17,212,500 shares of Class A Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising such option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined in Section 2(c) below). If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representative for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representative, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the U.S. Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                           (a) Compliance with Securities Regulations and Commission Requests. Subject to Section 3(b), the Company will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed,
         (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                           (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable period of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

                           (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representative and counsel for the U.S. Underwriters, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and one signed copy of all consents and certificates of experts, and will also deliver to the U.S. Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                           (f) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                           (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                           (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                           (i) Listing. The Company will use its best efforts to effect the listing of the Class A Common Stock (including the Securities) on the New York Stock Exchange.

                           (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or
         (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock transferred to an affiliate of the Company or any CBS Party (as defined in the Restated Certificate of Incorporation of the Company) which agrees to be bound by the provisions of this Section 3(j), (B) the Securities to be sold hereunder or under the International Purchase Agreement, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's 1998 Long-Term Incentive Plan, Executive Annual Incentive Plan and Savings Plans referred to in the Prospectuses or (D) any shares of Class A Common Stock issued in connection with any acquisitions to be made by the Company in the future in consideration for shares of Class A Common Stock.

                           (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                           (l) Compliance with NASD Rules. The Company hereby agrees that the Reserved Securities will be restricted as required by the NASD under NASD Rule 2110(d) and the NASD's interpretations thereof from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters have notified the Company as to which persons will need to be so restricted. At the request of the Global Coordinator, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities that are subject to resale restrictions in accordance with NASD rules, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                           (m) Compliance with Rule 463. The Company will file with the Commission such reports and report the use of proceeds of the sale of the Securities as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         SECTION 4. Payment of Expenses.


(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed with the Commission and of each amendment thereto,
(ii) any printing of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, Inc. and (xi) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities.


         (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the

Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                           (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                           (b) Opinion of Counsel for Company. At the Closing Time, the U.S. Representative shall have received the favorable opinion and statement, dated as of the Closing Time, of each of (i) Louis J. Briskman, Esq., and (ii) Cravath, Swaine & Moore, counsel for the Company, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters in each case in the form set forth in Exhibits A-1, A-2, A-3 and A-4, as applicable, hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

                           (c) Opinion of Regulatory Counsel for Company. At the Closing Time, the U.S. Representative shall have received the favorable opinion, dated as of the Closing Time, of Leventhal, Senter & Lerman, PLLC, special regulatory counsel for the Company, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters in the form set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

                           (d) Opinion of Counsel for U.S. Underwriters. At the Closing Time, the U.S. Representative shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters in form and substance satisfactory to the U.S. Representative. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

                           (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representative shall have received a certificate of the Company, signed by any one of the Chairman of the Board, the President, Chief Executive Officer or an Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
         (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements set forth herein or in the International Purchase Agreement or contemplated hereby or thereby and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and
         (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                           (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representative shall have received a letter dated such date, in form and substance satisfactory to the U.S. Representative, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters from KPMG Peat Marwick LLP with respect to (i) the combined financial statements of the Company and its consolidated subsidiaries and certain financial information contained in the Registration Statement and the Prospectuses, (ii) the financial statements of CBS Radio and its consolidated subsidiaries and certain financial information contained in the Registration Statement and the Prospectuses and (iii) the financial statements of Old Infinity and its consolidated subsidiaries contained in the Registration Statement and the Prospectuses.

                           (g) Bring-down Comfort Letter. At the Closing Time, the U.S. Representative shall have received a letter from KPMG Peat Marwick LLP, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished by them, pursuant to subsection (f) of this Section, except that the "specified date" referred to in such letter shall be a date not more than three business days prior to the Closing Time.

                           (h) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, Inc., subject only to official notice of issuance.

                           (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           (j) Lock-up Agreements. At the date of this Agreement, the U.S. Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

                           (k) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                           (l) Reorganization. At or prior to the Closing Time, the Company shall have effected the Reorganization (as defined and described in note (1) to the Company's combined financial statements included in the Prospectuses).

                           (m) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option granted in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representative shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Company, signed by any one of the Chairman of Board, the President, Chief Executive Officer or an Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion and statement of each of Louis J. Briskman, Esq. and Cravath, Swaine & Moore, counsel for the Company, in each case, dated such Date of Delivery, relating to the U.S. Option

                  Securities to be purchased on such Date of Delivery and otherwise in the same form as the opinion and statement required by Section 5(b) hereof.

                  (iii) Opinion of Regulatory Counsel for Company. The favorable opinion of Leventhal, Senter & Lerman, PLLC, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (v) Bring-down Comfort Letter. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the U.S. Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished by them to the U.S. Representative pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                           (n) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the U.S. Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representative and counsel for the U.S. Underwriters.

                           (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities) may be terminated by the U.S. Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of U.S. Underwriters. (1) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in the United States, the United Kingdom or Singapore in connection with the reservation and sale of the Reserved Securities to Eligible Reserved Share Participants or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

                           (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                           (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in

         Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Global Coordinator expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided, further, however, that the Company shall not be liable to any indemnified party with respect to any preliminary prospectus (or supplement thereto) if the Prospectuses corrected any such untrue statement or omission, was delivered to such indemnified party (sufficiently in advance of the Closing Date and in sufficient quantity to allow for distribution by the Closing Date) and such indemnified party failed to furnish a copy of the applicable Prospectus in contravention of a requirement of applicable law at or prior to the written confirmation of the sale of Securities to the applicable purchaser.

         (2) In addition to and without limitation of the Company's obligations to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the U.S. Securities, except for any losses, claims, damages, liabilities and judgments found in a final judgment by a court to have resulted from the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

         (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request, in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of Eligible Reserved Share Participants to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Initial U.S. Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof.

The Company and the U.S. Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the U.S. Securities.

         The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The U.S. Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Class A Common Stock has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Initial U.S. Securities or the U.S. Option Securities, respectively, which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the U.S. Representative shall not have completed such arrangements within such 24- hour period, then:

                           (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters; or

                           (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement (or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery) shall, upon prior notice to the Company of such fact, terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time and which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representative or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representative(s) at North Tower, World Financial Center, New York, New York 10281-1201, facsimile (212) 449-1642, attention of Gregg Seibert, Managing Director; and notices to the Company shall be directed to it at Infinity Broadcasting Corporation, 40 West 57th Street, New York, New York 10019, facsimile (212) 314-9336, attention of Mr. Farid Suleman.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and such controlling persons and officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                                 Very truly yours,

                                                 INFINITY BROADCASTING
                                                 CORPORATION



                                                 By
                                                   ----------------------------
                                                     Name:
                                                     Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED


By
  --------------------------------
          Authorized Signatory


For themselves and as U.S. Representative of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                                         Number of
                                                                                                       Initial U.S.
                  Name of U.S. Underwriter                                                              Securities
                  ------------------------                                                              ----------
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.................................................................
         BT Alex. Brown Incorporated..............................................................
         Goldman, Sachs & Co......................................................................
         Allen & Company Incorporated.............................................................
         Credit Suisse First Boston Corporation...................................................
         Donaldson, Lufkin & Jenrette Securities Corporation......................................
         Lehman Brothers Inc......................................................................
         Morgan Stanley & Co. Incorporated........................................................
         NationsBanc Montgomery Securities LLC....................................................
         Salomon Smith Barney Inc.................................................................
         Bear, Stearns & Co. Inc..................................................................
         Deutsche Bank Securities Inc.............................................................
         ING Baring Furman Selz LLC...............................................................
         Lazard Freres & Co. LLC..................................................................
         PaineWebber Incorporated.................................................................
         Sanford C. Bernstein & Co., Inc..........................................................
         Schroder & Co. Inc.......................................................................
         SG Cowen Securities Corporation..........................................................
         ABN AMRO Incorporated....................................................................
         BancBoston Robertson Stephens Inc........................................................
         Chase Securities Inc.....................................................................
         J.P. Morgan Securities Inc...............................................................
         Wasserstein Perella Securities, Inc......................................................
                                                                                                      -----------
         Total ...................................................................................    114,750,000
                                                                                                      ===========

                                   SCHEDULE B

                        INFINITY BROADCASTING CORPORATION
                   114,750,000 Shares of Class A Common Stock
                           (Par Value $0.01 Per Share)



                  1. The initial public offering price of the Securities, determined as provided in said Section 2, shall be $- per share of Class A Common Stock.

                  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.

                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up

1.       CBS Corporation, a Pennsylvania corporation

2.       CBS Broadcasting Inc., a New York corporation

3.       Mr. Mel Karmazin

                                                                     Exhibit A-1



                   FORM OF OPINION OF LOUIS J. BRISKMAN, ESQ.
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) Each Subsidiary is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation or other organization (except for jurisdictions not recognizing the legal concept of good standing), with full corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Prospectuses.

         (ii) Each of the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure so to qualify would not have a Material Adverse Effect and other than jurisdictions not recognizing the legal concepts of good standing or qualification.

         (iii) Except as disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock of, each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, are owned, directly or through Subsidiaries (except for directors' qualifying shares or similar interests) by the Company.

         (iv) To the knowledge of such counsel, (a) there are not any pending or threatened actions, suits, proceedings, investigations or inquiries before any court or governmental agency or authority or any arbitrator against the Company or any subsidiary or a character required to be disclosed in the Registration Statement or Prospectuses which is not adequately disclosed as required, and (b) there is not contract, indenture, mortgage, loan agreement, not, lease or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit, which is not described or filed as required.

         (v) To the knowledge of such counsel, holders of outstanding shares of capital stock of any Subsidiary are not entitled to statutory preemptive rights or preemptive rights under their respective charter or by-laws in connection with the issuance of the Securities, and holders of outstanding shares of capital stock of the Company or any Subsidiary are not entitled to any contractual preemptive rights in connection with the issuance of the Securities.

         (vi) To the knowledge of such counsel, except as disclosed in the Registration Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (vii) To the knowledge of such counsel, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement, except that such counsel expresses no opinion as to the covenants referred to under the heading "Risk Factors- Significant Subsidiary Debt Covenants" in the Registration Statement.

         (viii) None of the issue and sale of the Securities, the consummation of any other of the transaction contemplated by the Purchase Agreements, the performance of the terms of the Purchase Agreements or the application of the proceeds of the sale of the Securities with respect to the payment of the CBS Note (A) will conflict with, result in a breach of, or constitute a default under, the Restated Certificate of Incorporation or Restated By-laws of the Company, or the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound and listed as an exhibit to the Registration Statement, or described under the heading "Description of Indebtedness" in the Registration Statement, except that, in connection with the offering and sale of the Securities, CBS Radio, Inc. will be required to make an offer to repurchase all of its existing indebtedness issued pursuant to the CBS Indentures or (B) will contravene any law, rule or regulation of the United States, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company or any of its Subsidiaries, or, to the knowledge of such counsel, any order or decree of any court or government agency or instrumentality. In connection with the foregoing, such counsel points out that certain of the agreements referred to in clause (i) above are or may be governed by laws other than the laws of the State of New York. For purposed of the opinion expressed in this paragraph, however, such counsel has assumed that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York.

                                                                     Exhibit A-2



                          FORM OF STATEMENT OF LOUIS J.
                         BRISKMAN, ESQ. TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

                  In that capacity, I participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of (a) the Registration Statement on Form S-1 (Registration No. 333-63727) filed with the Securities and Exchange Commission (the "Commission") on September 18, 1998, as amended by Amendment No. 1 thereto filed with the Commission on November 2, 1998, Amendment No.2 thereto filed with the Commission on November 12, 1998, and Amendment No. 4 thereto filed withe the Commission on [ ], 1998 (such Registration Statement, as amended being hereinafter called the "Registration Statement"), for registration of the Shares under the Securities Act of 1933 (the "Securities Act"); and (b) the final U.S. Prospectus and the final International Prospectus, each dated December [ ], 1998, relating to the Shares, filed with the Commission pursuant to Rule 424 (b) of the General Rules and Regulations under the Securities Act (the "Prospectus"). However, I have not investigated the completeness or accuracy of the Registration Statement or the Prospectus with respect to matters related to the Communications Act of 1934, which matters have been addressed in the opinion of Leventhal, Senter & Lerman, PLLC, special regulatory counsel to the Company.

                  Although I have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectuses, I do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and the Prospectus. Subject to the foregoing, I hereby advise you that my work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of the date hereof, in each case except the financial statements and other information of an accounting financial nature included therein, as to which I do not express any view, was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (ii) the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that either of the Prospectuses, at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which I do not express any view).

                                                                     Exhibit A-3


                           FORM OF OPINION OF COMPANY
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The Company has been duly organized and is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements. The opinion in this paragraph (i) relating to the valid existence and good standing of the Company is based solely on a certificate from the Secretary of State of the State of Delaware.

         (ii) The Company's authorized equity capitalization is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization". The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectuses. The Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Purchase Agreements, will be validly issued, fully paid and nonassessable. The Class B Common Stock has been duly and validly authorized, and is validly issued, fully paid and nonassessable. The certificates for the Securities are in valid and sufficient form. Holders of outstanding shares of Class A Common Stock and Class B Common Stock of the Company are not entitled to statutory preemptive rights or preemptive rights under the Company's charter or by-laws in connection with the issuance of the Securities.

         (iii) Each of the Purchase Agreements has been duly authorized, executed and delivered by the Company.

         (iv) No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the Purchase Agreements, except (A) such as have been obtained under the 1933 Act, the 1934 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and (B) such as have been or may be required under the Communications Act of 1934, as amended, and the rules, regulations and administrative orders promulgated thereunder.

         (v) None of the issue and sale of the Securities, the consummation of any other of the transactions contemplated by the Purchase Agreements or the performance of the terms of the Purchase Agreements or the application of the proceeds of the sale of the Securities (A) will conflict with, result in a breach of, or constitute a default under, the Restated Certificate of

Incorporation or Restate By-laws of the Company or (B) will contravene any law, rule or regulation of the United States, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company or any of its Subsidiaries, or, to our knowledge, any order or decree of any court or government agency or instrumentality.

         (vi) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the 1940 Act.

         (vii) The Registration Statement became effective under the 1933 Act on December [ ], 1998, and thereupon the offering of the Securities as contemplated by the Prospectuses became registered under the 1933 Act and, to knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the 1933 Act.

         (viii) Each of the Intercompany Agreement and the Tax Sharing Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect, to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and to the discretion of courts in granting equitable remedies, and except that any rights to indemnity and contribution may be limited by Federal and state securities laws and public policy considerations.

         (ix) The statements made in the Prospectuses under the caption "Certain United States Tax Consequences to Non-United States Holder", insofar as they purport to describe the material tax consequences of an investment in the Class A Common Stock, fairly summarize the matters therein described.

         In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinion dated the date hereof of Leventhal, Senter & Lerman, PLLC, special regulatory counsel for the Company, delivered to you pursuant to Section 5(c) of each Purchase Agreement, as to all matters of law covered therein relating to the Communications Act of 1934, as amended, and the rules, regulations and administrative orders promulgated thereunder, and we express no opinion with respect to such matters.

                                                                     Exhibit A-4



                         FORM OF STATEMENT OF COMPANY'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                  In that capacity, we participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of (a) the Registration Statement on Form S-1 (Registration No. 333-63727) filed with the Securities and Exchange Commission (the "Commission") on September 18, 1998, as amended by Amendment No. 1 thereto filed with the Commission on November 2, 1998, Amendment No.2 thereto filed with the Commission on November 12, 1998, and Amendment No. 4 thereto filed with the Commission on [ ], 1998 (such Registration Statement, as amended being hereinafter called the "Registration Statement"), for registration of the Shares under the Securities Act of 1933 (the "Securities Act"); and (b) the final U.S. Prospectus and the final International Prospectus, each dated December [ ], 1998, relating to the Shares, filed with the Commission pursuant to Rule 424 (b) of the General Rules and Regulations under the Securities Act (the "Prospectus"). However, we have not investigated the completeness or accuracy of the Registration Statement or the Prospectus with respect to matters related to the Communications Act of 1934, which matters have been addressed in the opinion of Leventhal, Senter & Lerman, PLLC, special regulatory counsel to the Company.

                  Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectuses, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectuses except insofar as such statements relate to us and except to the extent set forth in the first two sentences of paragraph (iii), and paragraph (ix) of our opinion to you dated the date hereof. Subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (A) the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of the date hereof, in each case except the financial statements and other information of an accounting financial nature included therein, as to which we do not express any view, was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (B) the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that either of the Prospectuses, at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which we do not express any view).

                                                                       Exhibit B



             FORM OF OPINION OF COMPANY'S SPECIAL REGULATORY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


         (i) The information in the Prospectuses under the captions "Risk Factors-Government Regulation" and "Business-Government Regulation", to the extent that such information constitutes a summary of federal communications law and the rules, regulations and administrative orders promulgated or proposed for promulgation thereunder, has been reviewed by such counsel and is correct in all material respects.

         (ii) Except as previously made or obtained, as the case may be, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or administrative agency or authority is necessary or required under the Communications Act of 1934, as amended, and the rules, regulations and administrative orders promulgated thereunder (collectively, the "Federal Communications Laws") in connection with the execution or delivery by the Company of the Purchase Agreements, the performance by the Company of the transactions contemplated thereby or the offering, issuance or sale of the Securities, as applicable.

         (iii) The Company and the subsidiaries are the holders of the Licenses issued by the FCC listed in an attachment to such opinion (the "FCC Licenses"), all of which are in full force and effect for the maximum license term customarily issued, with no material conditions, restrictions or qualifications other than as set forth on the face of authorizations evidencing the FCC Licenses or as described in the Registration Statement and the Prospectuses.

         (iv) To the best knowledge of such counsel, there is no unsatisfied adverse FCC order, decree or ruling outstanding against the Company or any of its Subsidiaries which would have a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectuses.

         (v) To the best knowledge of such counsel, there is no proceeding (including any rulemaking proceeding), complaint or investigation against the Company or any of its Subsidiaries or in respect of any of the FCC Licenses pending or threatened before the FCC which we believe will result in a Material Adverse Effect except as set forth in the Registration Statement and the Prospectuses.

         (vi) To the best knowledge of such counsel, no action, suit, proceeding or investigation is pending or threatened, and no judgment, order, decree or ruling has been entered, against the Company or any of its Subsidiaries that gives us reason to believe that any of the FCC Licenses will be revoked or not renewed in the ordinary course.

The statements made under the captions "Risk Factors - Government Regulation", "Business Competition", "Business - Government Regulation", and "Description of Capital Stock Foreign Ownership Restrictions" in the Prospectuses, taken together, insofar as they are, or refer to, statements of law, legal conclusions or summaries relating to the Communications Act or the rules or regulations of the FCC, fairly reflect the provisions purported to be summarized as material to the Company and are in all material respects correct; and such counsel has no reason to believe that such statements as of the time the Registration Statement or any amendment became effective, at the time the Prospectuses were issued, at the time any amendment or supplement thereto was issued or at the Closing Time, contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

                             FORM OF LOCK-UP LETTER

                                                                       Exhibit C

December   , 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated,
   as Representative of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
      North Tower
      World Financial Center
      New York, New York  10281-1209

                        Re:      Infinity Broadcasting Corporation
Ladies and Gentlemen:

         As of the closing of the Offering referred to below, the undersigned will be the beneficial owner of - shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and - shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock", the "Common Stock") of Infinity Broadcasting Corporation (the "Company"), a Delaware corporation. The undersigned understands that the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission for the registration of 155,250,000 shares of Class A Common Stock (the "Offering"). The undersigned further understands that you are contemplating entering into a U.S. Purchase Agreement and an International Purchase Agreement (together, the "Purchase Agreements") with the Company is connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Purchase Agreements.

         In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements (the "Underwriters") that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to any shares of Common Stock transferred to an affiliate of the Company or any CBS Party (as defined in the Restated Certificate of Incorporation of the Company) which agrees to be bound by the provisions of this agreement.

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, liens, personal representatives and assigns.

                                            Very truly yours,



                                            -----------------------------------
                                            Name: